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                                                                   Exhibit 16(b)

(16)(b)  FINANCIAL STATEMENT SCHEDULES

         Schedule VIII - Valuation and Qualifying Accounts

                          SULCUS COMPUTER CORPORATION

                                 SCHEDULE VIII
                       VALUATION AND QUALIFYING ACCOUNTS

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
                                               Balance                   Charged to       Amount         Balance
                                              beginning     Acquired      cost and       charged          at end
                                              of period    Valuations     expenses         off          of period
                                              ---------    ----------     --------         ---          ---------
For the six months ended June 30:
---------------------------------

1996
Allowance for doubtful accounts               $2,581,020       $0        $  229,647      $763,798       $2,046,869

1995
Allowance for doubtful accounts               $2,597,088       $0        $  281,454      $276,173       $2,602,369

For the twelve months ended December 31:
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1995
Allowance for doubtful accounts               $2,597,088       $0        $  573,130      $589,198       $2,581,020

1994
Allowance for doubtful accounts               $1,494,042       $0        $1,343,489      $240,443       $2,597,088

1993
Allowance for doubtful accounts               $1,046,107     $163,486    $1,253,002      $968,553       $1,494,042


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